                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Check the appropriate box:
      / /        Preliminary Information Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      /X/        Definitive Information Statement

                                 WEBHIRE, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14c-5(g) and
           0-11
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

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                                 WEBHIRE, INC.
                               91 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02421
                               TEL: 781-869-5000

                             INFORMATION STATEMENT
                               DATED MAY 29, 2001

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

    This information statement is being mailed on or about May 29, 2001 to holders of record as of May 16, 2001 (the "Record Date") of shares of common stock, par value $0.01 per share ("Common Stock"), of Webhire, Inc., a Delaware corporation (the "Company"). It is being furnished in connection with the adoption of an amendment to the Company's Third Amended and Restated Certificate of Incorporation by the written consent of holders of a majority of the outstanding shares of Common Stock.

    On May 16, 2001, the Company's board of directors recommended that the stockholders approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common"). On May 17, 2001, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent. Approval by the board of directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under Delaware law to effect the amendment. The amendment will become effective upon the filing of the amendment to the Company's Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the "Effective Date"), which may be no earlier than 20 calendar days from the date of this information statement. Please note, however, that the amendment will be filed at such time as is determined by the Board, in its sole discretion, and that Delaware law permits the Board to abandon the filing of the amendment without further action by the stockholders of the Company. The form of the amendment is attached to this information statement as Exhibit A. Stockholders have no right under Delaware law or the Company's Third Amended and Restated Certificate of Incorporation or bylaws to dissent from the Reverse Split.

    Pursuant to the Reverse Split, each five shares of Existing Common outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $0.01 per share ("New Common").

    The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, the approximately 2,683,670 shares issuable upon exercise of the Company's outstanding options and warrants, and the exercise price per share, will be proportionately adjusted, and the par value per share of the Common Stock will not be changed.

    This information statement is being provided for your information only.

OUTSTANDING STOCK AND VOTING RIGHTS; EFFECTS OF REVERSE SPLIT

    As of the Record Date, there were 22,553,411 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.

    The direct result of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 22,553,411 shares of Existing Common to approximately 4,510,682 shares of New Common. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

REASONS FOR THE REVERSE STOCK SPLIT

    The closing bid price for the Existing Common has been less than $1.00 for more than 30 consecutive trading days, and the Company is thus not in compliance with the requirements for continued listing on The Nasdaq National Market (the "National Market"). The Company has been in communication with the staff of The Nasdaq Stock Market, Inc. ("Nasdaq") regarding this matter, and has been advised that unless the minimum bid price requirement is met for a minimum of 10 consecutive trading days before July 11, 2001, the Company will be notified that its Common Stock will be delisted unless it is able to demonstrate to a Nasdaq listing qualifications panel that its future plans and actions will result in the continued listing requirements being met.

    If the Existing Common should no longer be listed on the National Market, it would likely be traded either on the OTC Bulletin Board or "pink sheets," and the liquidity of the market for the Company's Common Stock would be adversely affected. A number of companies in similar situations have effected reverse stock splits in order to cause their share prices to exceed $1.00. This approach has been determined to be appropriate by the board of directors and approved by holders of a majority of the outstanding shares of Common Stock, subject to cancellation if the board of directors should determine, prior to the Effective Date, that the Reverse Split is no longer in the best interests of the Company.

    The Company believes that the Reverse Split is likely to positively affect the trading price of the shares of New Common and cause the National Market's minimum bid price requirement to be met or exceeded for a minimum of 10 consecutive trading days before July 11, 2001, with the result that the Company should not receive a notification of delisting. No assurance can be given, however, either that the price of the Company's Common Stock will increase or that the staff of Nasdaq will determine that delisting of the common stock is no longer appropriate. Specifically, there cannot be any assurance that the market price of the New Common will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. Also, there cannot be any assurance that in the future the Company will continue to meet the minimum bid price requirements or other listing standards of the National Market.

    It was determined that approval of the Reverse Split should be effected by written consent of a majority of the Company's stockholders, rather than submitting the matter to a vote of the stockholders at a meeting called for that purpose, in order to complete the Reverse Split in a time frame which could cause the minimum bid price requirement to be met for at least 10 consecutive trading days before the July 11, 2001 deadline.

STOCK CERTIFICATES AND FRACTIONAL SHARES

    The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common that the stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date, the certificates representing shares of Existing Common will be deemed to represent one fifth of the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to Equiserve, L.P., 150 Royall Street, Canton, Massachusetts 02021, Attention: Shareholder Relations (the "Exchange Agent"), telephone number: 781-575-3026. No fractional shares of New Common will be issued and, in lieu thereof, stockholders holding a number of shares of Existing Common not evenly divisible by five, and stockholders holding fewer than five shares of Existing Common prior to the Effective Date, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common. No cash payment will be made until a stockholder's certificates of Existing Common are presented to the Exchange Agent. The price payable by the

Company for those shares of Existing Common which are not divisible by five will be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common and (b) the average of the closing price of one share of Existing Common as reported on the National Market for the 10 business days immediately preceding the Effective Date for which transactions in the Existing Common are reported.

SOURCE OF FUNDS; NUMBER OF HOLDERS

    The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material. As of May 16, 2001, there were approximately 68 holders of record of Existing Common. The Company does not anticipate that the Reverse Split will cause the number of holders of record or beneficial owners of Common Stock to change significantly.

NO CHANGE IN COMPANY'S STATUS OR BUSINESS

    The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split. Our business, management (including all directors and officers) the location of our principal executive offices, assets, liabilities and net worth (other than as a result of the costs incident to the Reverse Split, which are immaterial) will remain the same after the Reverse Split.

EXCHANGE OF STOCK CERTIFICATES

    On or around the Effective Date, the Company will provide a transmittal form that each stockholder of record on the Effective Date should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Exchange Agent for exchange or transfer. The transmittal form contains instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares in New Common. No new certificates will be issued to a stockholder until such stockholder has surrendered its Old Certificates together with a properly completed and executed transmittal form to the Exchange Agent.

    Upon proper completion and execution of the transmittal form and its return to the Exchange Agent together with a stockholder's Old Certificates and/or an affidavit of loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Split. Until surrendered to the Exchange Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after such surrender. No service charge will be payable by holders of shares of Existing Common in connection with the exchange of shares, and the Company will pay for all expenses of the exchange and issuance of new certificates.

    Certificates representing shares of Existing Common that contain a restrictive legend will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

FEDERAL INCOME TAX CONSEQUENCES

    Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Common in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Existing Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Existing Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Reverse Split, a stockholder's holding period for the shares of Existing Common will be included in the holding period for the New Common received as a result of the Reverse Split.

    A stockholder who receives cash in lieu of fractional shares of New Common will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of New Common and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

    THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

EFFECTIVENESS

    The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed amendment and the Reverse Split at any time prior to the filing of the amendment with the Secretary of State of the State of Delaware upon consent of the board of directors.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides you with certain information, as of May 16, 2001, regarding the beneficial ownership of our Common Stock by:

    - each of our directors;

    - each person whom we believe beneficially owns more than 5% of our outstanding voting stock;

    - each named executive officer; and

    - all our executive officers and directors as a group.

    In accordance with the rules promulgated by the Securities and Exchange Commission, the ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including through the exercise of options, warrants or other rights, or through the conversion of a security. Accordingly, more than one person may be deemed to be beneficial owner of the same securities. Except as otherwise indicated, each stockholder listed below has sole voting and investment power of the shares beneficially owned by that person.

                                                                                    PERCENT
                                                               NUMBER OF     OF OUTSTANDING SHARES
          NAME AND ADDRESS OF BENEFICIAL OWNER (1)             SHARES (2)     OF COMMON STOCK (3)
------------------------------------------------------------  ------------   ---------------------
SOFTBANK Capital Partners LP and affiliates.................     8,101,821           35.1%
  10 Langley Road, Suite 403
  Newton Center, Massachusetts 02159
Korn/Ferry International....................................     3,404,256           15.1%
  1800 Century Park East, Suite 900
  Los Angeles, California 90067
Lars D. Perkins.............................................       948,951(A)          4.2%
J. Paul Costello............................................     1,263,571(B)          5.6%
Russell J. Campanello.......................................        24,374(C)             *
Charles R. Lax..............................................         1,874(D)             *
Martin J. Fahey.............................................       340,656(E)          1.5%
Peter L. Dunn...............................................            --(F)             *
Thomas F. Brady.............................................        69,792(G)             *
Edward F. Murray............................................        62,803(H)             *
Timothy J. McManus..........................................        67,483(I)             *
Stephen D. Allison..........................................        27,500(J)             *
Elise Sargent...............................................         9,375(K)             *
Robert Lederman.............................................        70,149(L)             *
All executive officers and directors as a group (12              2,886,528(M)         12.4%
  persons)..................................................

------------------------

*   Represents beneficial ownership of less than 1% of the common stock.

(1) Unless otherwise indicated, the address for each beneficial owner is c/o Webhire, Inc., 91 Hartwell Avenue, Lexington, Massachusetts 02421.

(2) The number of shares deemed outstanding includes any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following May 16, 2001.

(3) The applicable percentage ownership is based on the number of shares of Common Stock owned and outstanding as of May 16, 2001, together with the applicable options of such stockholder that are currently exercisable or exercisable within 60 days following May 16, 2001.

(A) Includes 205,500 shares of Common Stock beneficially owned by Mr. Perkins' wife and 15,625 shares subject to options held by Mr. Perkins.

(B) Includes 381,164 shares of Common Stock beneficially owned by trusts established by Mr. Costello for the benefit of his children, John P. Costello III and Brett Ann Costello. Mr. Costello does not act as trustee for such trusts and does not have any voting or dispositive powers with respect to such shares and, accordingly, disclaims beneficial ownership of such shares. Also includes 7,186 shares subject to options held by Mr. Costello.

(C) Includes 19,374 shares subject to options held by Mr. Campanello.

(D) Includes 1,874 shares subject to options held by Mr. Lax.

(E) Includes 318,062 shares subject to options held by Mr. Fahey.

(F) Includes 0 shares subject to options held by Mr. Dunn.

(G) Includes 64,792 shares subject to options held by Mr. Brady.

(H) Includes 49,492 shares subject to options held by Mr. Murray.

(I) Includes 67,483 shares subject to options held by Mr. McManus.

(J) Includes 25,000 shares subject to options held by Mr. Allison.

(K) Includes 9,375 shares subject to options held by Ms. Sargent.

(L) Includes 70,149 shares subject to options held by Mr. Lederman.

(M) Includes an aggregate of 648,412 shares subject to options held by executive officers and directors as a group.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse stock split.

INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION

    The following documents and other materials, which have been filed by us with the Securities and Exchange Commission, are incorporated into and specifically made a part of this information statement by this reference:

    - Our Annual Report on Form 10-K for the fiscal year ended September 30, 2000; and

    - Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2000 and March 31, 2001.

    Pursuant to a notice sent by the Company to all of its stockholders on May 29, 2001, the Company sent only one copy of this information statement to those households in which multiple stockholders shared the same address unless the Company received instructions from a stockholder requesting that they receive separate copies of this information statement. If you are a stockholder who shares the same address as other stockholders of the Company and would like to receive a separate copy of this information statement, or further information statements and annual reports, or, if you share the same address as multiple stockholders and you would like the Company to send only one copy of future information statements and annual reports, please contact: Secretary, Webhire, Inc., 91 Hartwell Avenue, Lexington, Massachusetts 02421.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Lars D. Perkins

                                          Lars D. Perkins

                                          Chairman of the Board of Directors

                                   EXHIBIT A

                                AMENDMENT TO THE
           THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                 WEBHIRE, INC.

         APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS ON MAY 16, 2001

    Section 1 of Article IV of the Third Amended and Restated Certificate of Incorporation is hereby amended by inserting the following paragraph as a new third paragraph to such Section 1:

           Effective upon the filing by the Secretary of State of the State of Delaware of this Fourth Amended and Restated Certificate of Incorporation (the "Effective Time"), each five shares of common stock of the Corporation, par value $0.01 per share (the "Old Common Stock"), issued and outstanding or reserved for issuance or held in treasury shall automatically, and without any action by the holder thereof, be reclassified into one share of common stock of the Corporation, par value $0.01 per share (the "New Common Stock"), and each certificate which prior to the Effective Time represented five shares of the Old Common Stock shall, from and after the Effective Time, be deemed to represent one share of the New Common Stock. In connection with the preceding calculation, the Corporation shall not issue fractional shares but may instead make a cash payment in lieu of any fractional shares.